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                                 EXHIBIT 99(d)

              FORM OF PROXY TO BE SUBMITTED TO AURORA STOCKHOLDERS

                AURORA ENVIRONMENTAL, INC. - 1995 SPECIAL MEETING
                    TO BE HELD ON JUNE 29, 1995 AT 10:00 A.M.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Aurora Environmental, Inc., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, dated May 30, 1995 and hereby constitutes and appoints Morry F. Rubin and Richard L. Pruitt or either of them acting singularly in the absence of the other, with a power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of the Company held by the undersigned at the Special Meeting of Shareholders of the Company to be held at The Williams Club, 24 East 39th Street, New York, NY 10016 on June 29, 1995 at 10:00 A.M. local time and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

1. Consider and vote upon the approval of the Agreement and Plan of Merger dated January 6, 1995 to merge Aurora Environmental Inc. into ATC Environmental Inc., with ATC as the surviving corporation.


     FOR                      WITHHOLD AUTHORITY       ABSTAIN
     please check here / /    please check here / /    please check here / /


2. Consider and vote upon the authorization and approval of Morry F. Rubin and Richard L. Pruitt or either of them acting singularly in the absence of the other, with a power of substitution in either of them, to vote Aurora's 3,258,000 shares of ATC's Common Stock in favor of the Merger Agreement at ATC's Special Meeting of Stockholders.


     FOR                      WITHHOLD AUTHORITY       ABSTAIN
     please check here / /    please check here / /    please check here / /


3. In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors favors a "FOR" designation for proposals 1 and 2.   THIS
PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL NOS. 1 AND 2.

Dated __________________________________1995

_________________________________________(L.S.)

_________________________________________(L.S.)

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.

   PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.